                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /   Preliminary Proxy Statement

/ /   Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6()(2))

/x/    Definitive Proxy Statement

/ /    Definitive Additional Materials

/ /    Soliciting Material Pursuant to Section240.14a-12

                             ON2 TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
          (Name of Person(s) Filing Proxy Statement, if other than the
                                   Registrant)


               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[/X/]   No fee required.
/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
       and 0-11.
       (1)  Title of each class of securities to which transaction applies:
            ----------------------------------------------------------
       (2)  Aggregate number of securities to which transaction
            applies:
            ----------------------------------------------------------
       (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ----------------------------------------------------------
       (4)  Proposed maximum aggregate value of transaction:
            ----------------------------------------------------------
       (5)  Total fee paid:
            ----------------------------------------------------------
/ /    Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:
            ----------------------------------------------------------
       (2)  Form, Schedule or Registration Statement No.:
            ----------------------------------------------------------
       (3)  Filing Party:
            ----------------------------------------------------------
       (4)  Date Filed:
            ----------------------------------------------------------



NOTE: The sole purpose of filing this amended Schedule 14A is to correct typographical errors in the Notice of Annual Meeting and pages 1 and 8 of the Proxy Statement. This amended version is the version that is being sent to shareholders.

                             ON2 TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 2003

     As a stockholder of ON2 TECHNOLOGIES, INC., a Delaware corporation (the "Company"), you are cordially invited to be present, either in person or by proxy, at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at The American Stock Exchange, 86 Trinity Place, New York, New York in the Boardroom located on the Fourteenth Floor, at 9:30 a.m., local time, on May 21, 2003, for the following purposes:

          1. To elect a Board of six (6) directors of the Company to serve until the next annual meeting of the stockholders or until their successors are duly elected and qualified;

          2. To ratify the selection of Eisner LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2003; and

          3. To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.


     Only stockholders of record at the close of business on April 4, 2003 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The transfer books will not be closed.


     We hope you can attend the Annual Meeting in person. However, even if you plan to attend, we ask that you MARK, SIGN, DATE and RETURN the enclosed proxy promptly in the enclosed self-addressed envelope, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be completed and returned. Your proxy is revocable and will not affect your right to vote in person in the event you are able to attend the meeting.

     Your attention is directed to the attached Proxy Statement.

                                          By Order of the Board of Directors,

                                          -s- Douglas A. McIntyre
                                          DOUGLAS A. MCINTYRE
                                          Chairman, President and Chief
                                          Executive Officer

New York, New York

April 11, 2003

                             ON2 TECHNOLOGIES, INC.
                               21 CORPORATE DRIVE
                                   SUITE 103
                             CLIFTON PARK, NY 12065
                                  518-348-0099

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 2003

     The Annual Meeting of Stockholders of On2 Technologies, Inc., a Delaware corporation, will be held on May 21, 2003, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors on behalf of the Company in connection with such meeting and any continuation or adjournment thereof. If the Annual Meeting is postponed or adjourned for any reason at any subsequent reconvening of the Annual Meeting, all proxies (except for those proxies that have been effectively revoked or withdrawn) will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, notwithstanding that such proxies may have been effectively voted on the same or any other matter at a previous meeting.

     The costs of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers and employees of the Company may solicit proxies in person or by telephone at no additional compensation. The Company will also request record holders of Common Stock who are brokerage firms, custodians and fiduciaries to forward proxy material to the beneficial owners of such shares and upon request will reimburse such record holders for the costs of forwarding the material in accordance with customary charges.

     Any proxy given pursuant to this solicitation may be revoked by the filing with and receipt by the Secretary of the Company of a written revocation or duly executed proxy bearing a later date and does not preclude the stockholder from voting in person at the Annual Meeting if he or she so desires. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies which have been properly executed. If a stockholder specifies on such proxy a choice with respect to the proposal to be acted upon, the proxy will be voted in accordance with such specification. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF EACH OF THE NAMED NOMINEES FOR DIRECTOR AND FOR EACH OF THE OTHER PROPOSALS LISTED ON THE PROXY CARD. If necessary, and unless the shares represented by the proxy are voted against the proposals herein, the persons named in the proxy also may vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates without further notice, in order to solicit and obtain sufficient votes to approve the matters being considered at the Annual Meeting.

     A copy of the Company's Annual Report to Stockholders for the year 2002, including financial statements, has been sent simultaneously with this Proxy Statement or has been previously provided to all stockholders entitled to vote at the Annual Meeting.

     This Proxy Statement and the enclosed form of proxy are first being sent to the stockholders on or about April 14, 2003.

                               VOTING SECURITIES


     Only holders of record of the Company's Common Stock at the close of business on April 4, 2003 (the "Record Date") have the right to receive notice of and to vote at the Annual Meeting. As of the Record Date, 61,551,913 shares of Common Stock were issued and outstanding. Each holder of record of Common Stock is entitled to one vote for each share held with respect to all matters to be voted upon at the Annual Meeting.

Voting rights of the Common Stock are noncumulative, so that holders of a majority of the outstanding shares represented at the Annual Meeting can elect all of the directors.

     Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. With respect to the election of directors, the 6 nominees receiving the greatest number of votes cast for the election of directors will be elected. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be required to act on Proposal 2 and all other matters to come before the meeting. Shares for which the holder has elected to abstain or has withheld authority to vote (including broker non-votes) on a matter will count toward a quorum but will have different effects on the outcome of the vote on such matter. An abstention from voting on a matter (other than the election of directors) has the same legal effect as a vote against the matter, even though the stockholder may interpret such action differently. A "broker non-vote" is a vote withheld by a broker on a particular matter in accordance with stock exchange regulations because the broker has not received instructions from the customer for whose account the shares are held. Under applicable Delaware law, broker non-votes on a matter will have no effect on the outcome of the vote.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     As of March 31, 2003 there were 61,544,166 shares of Common Stock outstanding. The only persons known by the Company to beneficially own more than five percent of the Company's Common Stock as of March 31, 2003, are as follows:

                                                               AMOUNT AND NATURE OF
                                                               BENEFICIAL OWNERSHIP
                                                               (NUMBER OF SHARES)(1)
                                                              -----------------------
                                                                           PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            TOTAL        CLASS
------------------------------------                          ----------   ----------
Abanat Limited(2)...........................................   9,161,015      13.9%
  c/o P.O. Box 222
  Jeddah, Saudi Arabia 21411
Citigroup, Inc.(3)..........................................  20,159,415      25.4%
  399 Park Avenue
  New York, NY 10022

---------------

(1) Pursuant to current regulations of the Securities and Exchange Commission, securities must be listed as "beneficially owned" by a person who directly or indirectly has or shares the power to vote or to direct the voting of ("voting power") or the power to dispose or to direct the disposition of ("dispositive power") the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he or she has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option, warrant or conversion of a convertible security or otherwise.

(2) Includes 4,832,643 shares of Common Stock, 2,096,229 shares of common stock to be issued upon the exercise of outstanding warrants and 2,232,143 shares of common stock underlying convertible debentures. H.E. Abdul Aziz Al-Sulaiman exercises investment and voting control over all of our securities owned by Abanat Limited.

(3) Includes 2,401,400 shares of Common Stock, 12,400,872 shares of common stock to be issued upon the conversion of Series A, Series C-IV, Series C-V and Series C-VI Preferred and 5,357,143 shares of common stock to be issued upon the exercise of outstanding warrants. These shares are beneficially owned by The Travelers Insurance Company and The Travelers Indemnity Company, which are indirect subsidiaries of Citigroup, Inc.

             SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

     The following information with respect to beneficial ownership, as of March 31, 2003, of shares of Common Stock is furnished with respect to (i) each director and nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table appearing on page 9 of this Proxy Statement, and (iii) all current directors and executive officers as a group, together with their respective percentages. Unless otherwise indicated below, the address of each person named in the table below is in the care of On2 Technologies, Inc., 21 Corporate Drive, Clifton Park, NY 12065.

                                                               AMOUNT AND NATURE OF
                                                               BENEFICIAL OWNERSHIP
                                                              (NUMBER OF SHARES)(1)
                                                              ----------------------
                                                                            PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                            TOTAL      OF CLASS
------------------------------------                          ----------   ---------
Douglas A. McIntyre(2)......................................  1,686,000       2.7%
  Director, Chairman, President and Chief Executive Officer
Daniel B. Miller(3).........................................  1,278,681       2.1%
  Former Director, and Chief Technology Officer
Mark J. Meagher(4)..........................................    825,000       1.3%
  Director, Executive Vice President and Chief Financial
  Officer
Stephen D. Klein(5).........................................    760,715       1.2%
  Director
  ActiveBuddy, Inc.
  481 Greenwich Street,
  Suite 5C
  New York, NY 10013
William A. Newman(6)........................................    225,660         *
  Director
  McGuireWoods LLP
  9 West 57th Street
  New York, NY 10019
Thomas Weigman(7)...........................................    200,000         *
J. Allen Kosowsky(8)........................................    100,000         *
All current directors and executive officers as a group (6
  persons)(9)...............................................  3,597,375       5.5%

---------------

 *  Represents less than one percent (1%)

(1) Pursuant to current regulations of the Securities and Exchange Commission, securities must be listed as "beneficially owned" by a person who directly or indirectly has or shares voting power or dispositive power with respect to the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he or she has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise.

(2) Includes 36,000 shares of Common Stock and options to purchase 1,650,000 shares of Common Stock that are exercisable within 60 days.

(3) Includes 978,681 shares of Common Stock and options to purchase 300,000 shares of Common Stock that are exercisable within 60 days.

(4) Includes 225,000 shares of Common Stock and options to purchase 600,000 shares of Common Stock that are exercisable within 60 days.

(5) Represents options to purchase 225,000 shares of Common Stock that are exercisable within 60 days and 446,429 shares of Common Stock exercisable upon exercise of Series A Secured Convertible Debentures and a warrant to purchase 89,286 shares of Common Stock that is exercisable within 60 days.

(6) Includes 660 shares of Common Stock and options to purchase 225,000 shares of Common Stock that are exercisable within 60 days.

(7) Represents options to purchase 200,000 shares of Common Stock that are exercisable within 60 days.

(8) Represents options to purchase 100,000 shares of Common Stock that are exercisable within 60 days.

(9) Excludes Mr. Miller who resigned as Chief Technology Officer on March 28, 2003 and as a director on March 31, 2003.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The persons named below have been nominated by the Board of Directors for election to the Board of Directors at the Annual Meeting. All of the nominees are currently directors and, with the exception of J. Allen Kosowsky, were elected at the last Annual Meeting of Stockholders. The persons elected will hold office as directors of the Company until the next Annual Meeting of Stockholders and until their successors are elected and qualified. It is expected that each of the nominees will be able to serve, but in the event that any such nominee is unable to serve for any reason, the shares represented by properly executed proxies may be voted at the discretion of the persons named therein for a substitute nominee or nominees.

     The following sets forth the names, ages, offices and business experience, of the nominees and the executive officers of the Company and other information with respect to them:

NOMINEES

NAME                                        AGE      PRINCIPAL OCCUPATION DURING THE LAST 5 YEARS
----                                        ---      --------------------------------------------
Douglas A. McIntyre.......................  48    Mr. McIntyre has been the President and Chief
                                                  Executive Officer of the Company since April of
                                                  2000 and a Director of the Company since May of
                                                  2000. From 1998 to March of 2000, he served as
                                                  President and Chief Executive Officer of
                                                  FutureSource/Bridge L.L.C. From 1996 to 1997, he
                                                  served as President of Switchboard.com Inc. Mr.
                                                  McIntyre also serves as a director on the board of
                                                  TheStreet.com and Edgar Online, Inc.
Stephen D. Klein..........................  42    Mr. Klein has served as a Director of the Company
                                                  since December of 1999. From April 2001 to the
                                                  present, Mr. Klein has been the COO/CEO of Active
                                                  Buddy, Inc., a software development company based
                                                  in New York. From May of 1997 until March 2003, he
                                                  served as the Chairman/Founder of iBalls LLC, a
                                                  digital marketing company serving clients seeking
                                                  to attract customers via the Internet, that was
                                                  acquired by Aquantive, a publicly traded company.
                                                  From 1989 to December 1999, he was the Managing
                                                  Partner/Director of Media and Interactive Services
                                                  at Kirshenbaum, Bond & Partners, a full-service
                                                  advertising agency.
William A. Newman.........................  55    Mr. Newman has served as a Director of the Company
                                                  since August of 2000. From November of 1999 until
                                                  the present, Mr. Newman has been the Managing
                                                  Partner of the New York office of the law firm of
                                                  McGuireWoods LLP. From March of 1998 until November
                                                  of 1999, he was a partner at the law firm of
                                                  Greenberg Traurig and prior to that time, he was a
                                                  partner at the law firm of Blumenthal & Lynne, PC.

NAME                                        AGE      PRINCIPAL OCCUPATION DURING THE LAST 5 YEARS
----                                        ---      --------------------------------------------
Mark J. Meagher...........................  70    Mr. Meagher has been the Executive Vice President
                                                  and Chief Financial Officer of the Company since
                                                  May of 2000 and a Director of the Company since
                                                  February 25, 2002. From September of 1998 to April
                                                  of 2000, he was the Executive Vice President and
                                                  Chief Operating Officer of FutureSource/Bridge
                                                  L.L.C. From January of 1997 until August of 1998,
                                                  he was the Chief Financial Officer and Director of
                                                  BKB Pharm. L.L.C. Prior to that, he was a partner
                                                  in Holding Capital Group. Mr. Meagher is a director
                                                  of The Maple Press Company and the Energy Matter
                                                  Conversion Corporation, both private companies.
Thomas Weigman............................  55    Mr. Weigman has served as a Director of the Company
                                                  since February 25, 2002. From February of 1999 to
                                                  July of 2000 Mr. Weigman was Senior Vice President,
                                                  Consumer Strategy and Communications, of the Sprint
                                                  Corporation. From January of 1995 to February of
                                                  1999 Mr. Weigman was the President of the Consumer
                                                  Services Group -- Long Distance Division of the
                                                  Sprint Corporation.
J. Allen Kosowsky.........................  55    Mr. Kosowsky has served as a Director of the
                                                  Company since January 2003. Since 1992, Mr.
                                                  Kosowsky has run J. Allen Kosowsky, CPA,P.C., a
                                                  firm in Shelton, Connecticut that specializes in
                                                  forensic accounting and analysis, business
                                                  valuations, and interim management services. From
                                                  November 1995 to April 1992, he was a director of
                                                  Webster Bank. He has also served as interim CFO of
                                                  FIND/SVP and Memry Corporation. In addition, Mr.
                                                  Kosowsky serves as an Advisory Board Member of the
                                                  Digital Angel Trust which oversees financial
                                                  interests in Digital Angel Corporation.

     No family relationship exists between any of the nominees for election as directors of the Company.

                       BOARD OF DIRECTORS AND COMMITTEES

COMPOSITION OF THE BOARD

     The Company's Certificate of Incorporation and Bylaws provide that the number of directors constituting the Board of Directors shall be such number, not less than three nor more than eight, as is established from time to time by resolution of the Board of Directors. The Board of Directors currently consists of six directors whose terms will expire at the close of the Annual Meeting. The nominees for directors for election at the Annual Meeting to serve until the annual meeting of stockholders in 2003 are Messrs. McIntyre, Klein, Newman, Meagher, Weigman and Kosowsky. A vacancy in the Board of Directors may be filled by a vote of the majority of the remaining directors of the Company pursuant to the Company's Certificate of Incorporation and Bylaws.

DIRECTOR COMPENSATION

     Non-employee directors are granted options from time to time. See "Executive Compensation -- Stock Option Plans."

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board has established an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee.

     The duties of the Audit Committee are to provide assistance to the Board of Directors in fulfilling their oversight responsibility relating to the corporate accounting and reporting practices of the Company, including recommending to the Board the selection of independent certified public accountants to audit annually the books and records of the Company, reviewing the activities and the reports of the independent certified public accountants, and reporting the results of such review to the Board. See "Report of the Audit Committee." The Audit Committee also monitors the adequacy of the Company's internal controls. The members of the Audit Committee are Messrs. Weigman and Kosowsky. The Audit Committee met seven times during the fiscal year ended December 31, 2002. Each member of the Audit Committee is considered "independent" as defined in Section 121(A) of the American Stock Exchange's listing standards.

     The duties of the Compensation Committee are to make recommendations and reports to the Board with respect to the salaries, bonuses and other compensation to be paid to the Company's officers and to administer all plans relating to the compensation of such officers and other employees of the Company. The members of the Compensation Committee are Messrs. Klein and Newman. The Compensation Committee met three times during the fiscal year ended December 31, 2002.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During the fiscal year ended December 31, 2002, the Company's Board of Directors held seven meetings, and each director attended at least 75% of the aggregate of (a) the total number of regularly scheduled meetings of the Board and (b) the total number of meetings held by all committees of the Board on which the director served during the fiscal year ended December 31, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of any class of the Company's capital stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership and to provide copies of such reports to the Company. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended December 31, 2002, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of its Common Stock have been complied with during the most recent fiscal year, with the exception that Mr. Miller filed a Form 4 late.

                         REPORT OF THE AUDIT COMMITTEE

     In accordance with a written charter adopted by the Company's Board of Directors, the Audit Committee of the Company's Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and accounting principles generally accepted in the United States of America and for issuing a report thereon.

     In this context, the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with auditing standards generally accepted in the United States of America and accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     The Audit Committee discussed with the Company's management and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the management and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting principles.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended to the Board of Directors the selection of Eisner LLP as the Company's independent auditors for 2003, and the Board concurred in its recommendation.

                                          Members of the Audit Committee

                                          THOMAS WEIGMAN
                                          J. ALLEN KOSOWSKY

AUDIT FEES

     Audit fees billed (or expected to be billed) to the Company by Eisner LLP for the audit of the Company's annual financial statements included in the Company's annual report on 10-KSB for the 2002 fiscal year and reviews of the quarterly financial statements included in the Company's quarterly reports on Form 10-QSB for the 2002 fiscal year totaled approximately $75,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage Eisner LLP to provide advice to the Company regarding financial information systems design and implementation during the 2002 fiscal year.

ALL OTHER FEES

     Eisner LLP did not perform any non-audit services for the Company in 2002.

                             EXECUTIVE COMPENSATION

     The table below sets forth, for the fiscal year ended December 31, 2002, the fiscal year ended December 31, 2001 and the fiscal year ended December 31, 2000 the annual and long-term compensation for services in all capacities to the Company and its subsidiaries of those persons who, at December 31, 2002, were the Company's Chief Executive Officer and the next two highest compensated executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM
                                  ANNUAL COMPENSATION        COMPENSATION(1)
NAME AND                       --------------------------   ------------------       ALL OTHER
PRINCIPAL POSITION             YEAR    SALARY    BONUS($)   OPTIONS/SARS(#)(2)   COMPENSATION($)(3)
------------------             ----   --------   --------   ------------------   ------------------
Douglas A. McIntyre(4).......  2002   $225,000   $100,000(6)       500,000             $   --
  Chairman, President and      2001   $375,000   $     --       1,000,000              $   --
     Chief
  Executive Officer            2000   $265,625   $253,000       1,600,000(7)           $   --
Daniel B. Miller.............  2002   $211,875   $ 15,000         200,000              $   --
  Former Founder and Chief     2001   $175,000   $     --         100,000              $1,367
  Technology Officer           2000   $150,000   $ 96,552         400,000(8)           $2,002
Mark J. Meagher(5)...........  2002   $120,000   $     --         400,000              $   --
  Executive Vice President     2001   $185,000   $     --         175,000              $   --
     and
  Chief Financial Officer      2000   $123,333   $ 35,000         375,000(9)           $   --

---------------

(1) The Company did not pay to its Chief Executive Officer or any named executive officer any compensation intended to serve as incentive for performance to occur over a period longer than one year pursuant to a long-term incentive plan in the time period indicated above. The Company does not have any defined benefit or actuarial plan with respect to its Chief Executive Officer or any named executive officer under which benefits are determined primarily by final compensation and years of service.

(2) Options to acquire shares of Common Stock. The Company does not have any outstanding stock appreciation rights.

(3) Represents Company matching contributions under defined contribution plan.

(4) Mr. McIntyre has been the President and Chief Executive Officer of the Company since April of 2000. Mr. McIntyre voluntarily forewent his salary for the last 4.5 months of 2002.

(5) Mr. Meagher has been the Executive Vice President and Chief Financial Officer of the Company since May of 2000. Mr. Meagher voluntarily forewent his salary for the last 4.5 months of 2002.


(6) Mr. McIntyre received $50,000 of this bonus in January 2002 and $50,000 in March 2002.

(7) Mr. McIntyre surrendered 1,200,000 of these options in June 2002.

(8) Mr. Miller surrendered 300,000 of these options in July 2002.

(9) Mr. Meagher surrendered 250,000 of these options in February 2003.

                               STOCK OPTION PLANS

     In June of 1999, the Company adopted the 1999 Stock Option Plan that replaced all outstanding option plans to date. Under the 1999 Stock Option Plan, all options issued under prior plans were recognized as issued and outstanding under the original terms granted. The Company had originally reserved 4,000,000 shares of Common Stock for issuance under the 1999 Stock Option Plan.

     In February of 2000, the Company amended the 1999 Stock Option Plan to create the 1999 Amended and Restated Incentive and Nonqualified Stock Option Plan (the "1999 Plan"). The 1999 Plan increased the shares of Common Stock reserved for issuance from 4,000,000 to 5,500,000. The Company's stockholders approved the 1999 Plan in May of 2000. The 1999 Plan provides for the issuance of incentive stock options, which are intended to qualify under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options and restricted stock grants. The granting of incentive stock options is subject to the limitations as set forth in the 1999 Plan. Directors, officers, employees and consultants are eligible to receive grants under the 1999 Plan. The Compensation Committee of the Board of Directors has the authority to approve option grants and the terms, which include the option price and the vesting terms. Options granted under the 1999 Plan expire after a ten-year period and are subject to acceleration upon the occurrence of certain events.

     In September of 2000, the Board of Directors adopted the 2000 Nonqualified Stock Option Plan (the "2000 Plan"). The 2000 Plan reserved for issuance 5,000,000 shares of the Company's Common Stock. The 2000 Plan authorizes the Board of Directors to issue nonqualified stock options as provided in section 422 of the Code, restricted stock and stock appreciation rights. Only employees, including executive officers, of the Company and its subsidiaries are eligible to receive grants under the 2000 Plan. Stockholder approval of the 2000 Plan is not required. The Compensation Committee of the Board of Directors has the authority to approve option grants and the terms, which include the option price and the vesting terms. Options granted under the 2000 Plan expire after a ten-year period and are subject to acceleration upon the occurrence of certain events.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                              (INDIVIDUAL GRANTS)

     The following table sets forth additional information concerning individual grants of stock options and/or stock appreciation rights during the last completed fiscal year to any of the Named Executive Officers:

                                               INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE
                       ------------------------------------------------------------------      VALUE AT ASSUMED
                         NUMBER OF     PERCENT OF TOTAL                                      ANNUAL RATES OF STOCK
                        SECURITIES       OPTIONS/SARS                                       PRICE APPRECIATION FOR
                        UNDERLYING        GRANTED TO      EXERCISE OR                       10-YEAR OPTION TERM(1)
                       OPTIONS/SARS      EMPLOYEES IN     BASE PRICE                        -----------------------
NAME                   GRANTED(#)(2)         2002           ($/SH)       EXPIRATION DATE     5% ($)       10% ($)
----                   -------------   ----------------   -----------   -----------------   ---------    ----------
Douglas A. McIntyre..     500,000(3)        23.74%           $0.23      December 31, 2012    $72,323      $183,280
Daniel B. Miller.....     200,000(4)         9.50%           $0.42        January 2, 2012    $52,827      $133,874
Mark J. Meagher......     250,000(5)        11.87%           $0.10        August 16, 2012    $36,790      $ 93,234
                          150,000(6)         7.12%           $0.39           May 10, 2012    $15,722      $ 39,844

---------------

(1) The potential realizable value is calculated as the "option spread" assuming the exercise price (which equals the market price) on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. All options listed have a term of 10 years. Stock price appreciation of 5% and 10% is assumed pursuant to the rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price will appreciate over the 10-year option term at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code of 1986 and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting.

(2) Options to acquire shares of Common Stock. The Company does not have any outstanding stock appreciation rights.

(3) One-half of these options vest on each of December 30, 2002 and June 30, 2003.

(4) One-half of these options vest on each of January 2, 2002 and January 12, 2003.

(5) One-half of these options vest on each of August 16, 2002 and February 16, 2003.

(6) One-half of these options vest on each of May 2, 2002 and May 2, 2003.

                  AGGREGATED EXERCISES IN LAST FISCAL YEAR AND
                   FISCAL YEAR-END UNEXERCISED OPTION VALUES

     The table below sets forth information with respect to option exercises during fiscal 2002 and the number and value of options held at December 31, 2002 by each of the Named Executive Officers.

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                          OPTIONS AT 12/31/02          IN-THE-MONEY OPTIONS
                                                              # OF SHARES                   12/31/02(1)
                         SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME                       ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     ---------------   --------   -----------   -------------   -----------   -------------
Douglas A.
  McIntyre(2)..........         --          $  --      1,400,000       500,000        $17,500        $17,500
Daniel B. Miller(3)....         --             --        200,000       300,000             --             --
Mark J. Meagher(4).....         --             --        725,000       225,000        $25,000        $25,000

(1) Based on a value of $0.30 per share, the closing price of the Company's common shares on the American Stock Exchange on December 31, 2002 minus the share exercise price, multiplied by the number of shares.

(2) Mr. McIntyre surrendered 1,200,000 options in June 2002.

(3) Mr. Miller surrendered 300,000 options in July 2002.

(4) Mr. Meagher surrendered 250,000 options in February 2003.

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

     In April of 2000, Douglas McIntyre entered into a four-year employment agreement with us as our Chief Executive Officer. Mr. McIntyre's compensation under the employment agreement is $375,000 for each year with the first year's bonus being $250,000 and subsequent bonuses contingent on our reaching specific goals as determined by the Board of Directors and Mr. McIntyre. Pursuant to his employment agreement, Mr. McIntyre has been granted options under the 1999 Amended and Restated Incentive and Non-Qualified Stock Option Plan. Mr. McIntyre's employment agreement provides that should his employment be terminated by the Company other than for cause, the Company shall be obligated to pay Mr. McIntyre 100% of his base salary for 12 months, 50% of his base salary for the remaining term of the employment agreement and any accrued bonus that is payable to Mr. McIntyre. Mr. McIntyre's employment agreement also provides that should Mr. McIntyre terminate his employment because the Company demoted him, diminished his responsibilities or reduced his salary without his consent, then the Company is obligated to pay Mr. McIntyre all of the base salary remaining under the term of his employment agreement, any accrued bonus that is payable and the Board's good faith estimate as to the amount of bonus that would be payable for the calendar year during which such termination occurs. Should the Company terminate Mr. McIntyre's employment for cause or should Mr. McIntyre voluntarily terminate his employment with the Company other than for the reasons set forth in the immediately preceding sentence, then the Company is obligated to pay Mr. McIntyre any accrued but unpaid salary and bonus and any unused vacation pay.

     In December of 2001, Mark J. Meagher renewed his employment agreement with us as our Executive Vice President and Chief Financial Officer. The renewal term expires on May 1, 2003. Mr. Meagher's compensation under his employment agreement is $185,000 per year together with participation in our 1999 Amended and Restated Incentive and Non-Qualified Stock Option Plan. Mr. Meagher's employment agreement provides that if the Company terminates his employment other than for cause or if the term of the employment agreement expires without being renewed, the Company will pay Mr. Meagher 100% of his base salary for a 180 period and the proportionate share of any bonus that would have been payable during such 180 day period. If the Company terminates Mr. Meagher's employment for cause or if he resigns during the term of the employment agreement, the Company shall be obligated to pay Mr. Meagher unpaid salary and bonus accrued through the date of such termination or resignation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company believes that the terms of each transaction described below are comparable to, or more favorable to, the Company than the terms that would have been obtained in an arms' length transaction with an unaffiliated party.

     During the years ended December 31, 2002 the Company retained McGuireWoods LLC to perform certain legal services on its behalf and incurred approximately $178,000 for such legal services. William A. Newman, a director of the Company, is a partner of McGuireWoods LLC.

     In September 2002 the Company issued $650,000 principal amount, 5.75%, four-year Series A Secured Convertible Debentures due in 2006. The debentures are convertible into the Company's Common Stock at a conversion price of $0.112. In addition, the Company issued to the purchasers of the debentures, warrants to acquire the Company's Common Stock. The Company sold sixty-five units with a principal amount of $10,000 per unit; each unit contained one warrant to purchase 20% warrant coverage shares of Common Stock at $0.112 per share. The debentures require interest to be paid each November and May. The interest is payable in common stock; the amount is based on the average closing price of the stock for the ten trading days prior to the payment date. Stephen D. Klein, a director of the Company, purchased $50,000 face amount of the Series A Secured Convertible Debentures and received a warrant to purchase 89,286 shares of Common Stock at a price of $0.112 per share. Jack L. Rivkin, a director of the Company in September 2002, purchased $100,000 face amount of the Series A Secured Convertible Debentures and received a warrant to purchase 178,571 shares of Common Stock at a price of $0.112 per share.

RECOMMENDATION

THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE IS IN THE BEST INTEREST OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES SET FORTH IN PROPOSAL 1.

                                   PROPOSAL 2

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Eisner LLP has been selected as the Company's independent accountants for 2003. Eisner LLP served as the Company's independent accountants for 2002.

     Representatives of Eisner LLP will be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire, and to respond to questions.

     On March 15, 2002, the Company determined not to renew the engagement of Arthur Andersen and decided to appoint Eisner LLP as its new independent accountants. This determination followed the Company's decision to seek proposals from independent accountants to audit the Company's financial statements for the fiscal year ending December 31, 2002. The decision not to renew the engagement of Arthur Andersen and to retain Eisner LLP was approved by the Company's Board of Directors upon the recommendation of its Audit Committee. The decision was based on proposals from a number of accounting firms and reflected the Audit Committee's judgment as to which firm was best suited to deliver external audits to the Company in light of relevant factors such as the firm's depth of experience, breadth of resources and commitment to provide exceptional service.

     There were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Arthur Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years. Andersen's reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that each such report contained an explanatory paragraph regarding On2's ability to continue as a going concern.

     During the Company's two most recent fiscal years ended December 31, 2002, the Company did not consult with Eisner LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     In the event the proposal to ratify the selection of Eisner LLP is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors for the next year. However, because of the expense and difficulty in changing independent auditors after the beginning of a year, the Board of Directors intends to allow the appointment for fiscal 2003 to stand unless the Board of Directors finds other reasons for making a change.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION EISNER LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS TO EXAMINE AND REPORT UPON THE FINANCIAL STATEMENTS OF THE COMPANY AND ITS CONSOLIDATED SUBSIDIARIES FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any matter to be brought before the Annual Meeting, other than the matters described in the Notice of Meeting. If any matters not set forth in the Notice of Meeting accompanying this proxy statement are properly brought before the Meeting, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received by the Secretary of the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting by December 21, 2003. Any such proposal must meet the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, INCLUDING ITEM 6, MANAGEMENT'S DISCUSSION AND ANALYSIS, AND THE FINANCIAL STATEMENTS INCLUDED THEREIN, IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY, 21 CORPORATE DRIVE, SUITE 103, CLIFTON PARK, NY 12065 ATTENTION:
INVESTOR RELATIONS.

     This document and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance and are not statements of historical fact. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "objective," "forecast," "goal" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions, and actual events or results may differ materially. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and in all cases, such statements are subject to the Company's ability to secure additional financing or to increase revenues to support its operations. If the Company cannot secure additional financing or increase its revenues to support its operations, the Company's status as a going concern will remain in doubt. In this regard, the business and operations of the Company are subject to substantial risks that increase the uncertainty inherent in the forward-looking statements contained in this Proxy Statement or the documents incorporated by reference herein. In evaluating the Company's business, you should give careful consideration to the information set forth under the caption "Management's Discussion and Analysis -- Risk Factors That May Affect Future Operating Results" in the Company's most recent Form 10-KSB incorporated herein by reference in addition to the other information set forth herein and therein.

                                          By Order of the Board of Directors,

                                          -s- Timothy c. reusing
                                          TIMOTHY C. REUSING
                                          Secretary

April 11, 2003

                             ON2 TECHNOLOGIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark J. Meagher, Tim Reusing and Anthony Principe, and each of them, proxies with full power of substitution, to vote the shares of Common Stock in On2 Technologies, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on May 21, 2003 or any adjournments thereof.

1.  ELECTION OF       FOR all nominees listed (EXCEPT AS           WITHHOLD AUTHORITY TO VOTE FOR
  DIRECTORS:          INDICATED TO THE CONTRARY BELOW)  [ ]        ALL NOMINEES LISTED BELOW  [ ]

Douglas A. McIntyre  Stephen D. Klein   William A. Newman  Mark J. Meagher
Thomas Weigman       J. Allen Kosowsky

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

2. Proposal to ratify the selection of Eisner LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003:

                    [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any continuation or adjournment thereof.

                          (CONTINUED ON REVERSE SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the Proxy Statement attached thereto.

                                              Dated: -------------------- , 2003

                                              ----------------------------------
                                                 SIGNATURE(S) OF STOCKHOLDER:

                                              * PLEASE SIGN EXACTLY AS NAME
                                              APPEARS AT LEFT. WHEN SIGNING AS
                                              ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                              TRUSTEE, GUARDIAN, ETC., GIVE FULL
                                              TITLE AS SUCH.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.